Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Mohawk Carpet, LLC
Mohawk Industries Retirement Plan 1:

We consent to the incorporation by reference in this registration statement on Form S‑8 of Mohawk Industries, Inc. of our report dated June 17, 2016, with respect to the statement of net assets available for plan benefits of the Mohawk Industries Retirement Plan 1 as of December 31, 2015, and the related statement of changes in net assets available for plan benefits for the year then ended, and the supplemental schedule H, Line 4i- schedule of assets (held at end of year) as of December 31, 2015, which appears in the December 31, 2015 annual report on Form 11‑K of the Mohawk Industries Retirement Plan 1.

/s/ WARREN AVERETT LLC
Atlanta, Georgia
August 11, 2016

Consent of Independent Registered Public Accounting Firm
The Plan Administrator
Mohawk Carpet, LLC
Mohawk Industries Retirement Plan 2:

We consent to the incorporation by reference in this registration statement on Form S‑8 of Mohawk Industries, Inc. of our report dated June 17, 2016, with respect to the statement of net assets available for plan benefits of the Mohawk Industries Retirement Plan 2 as of December 31, 2015, and the related statement of changes in net assets available for plan benefits for the year then ended, and the supplemental schedule H, Line 4i- schedule of assets (held at end of year) as of December 31, 2015, which appears in the December 31, 2015 annual report on Form 11‑K of the Mohawk Industries Retirement Plan 2.

/s/ WARREN AVERETT LLC

Atlanta, Georgia
August 11, 2016